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Exhibit 10.3.

Original Document on                                Norwest Bank Minnesota, N.A.
Norwest Banks' Letterhead                           Bloomington Office
                                                    7900 Xerxes Avenue South
                                                    Bloomington, Minnesota 55431
                                                    612/830-7000

March 04, 1996


Mr. Paul Stephenson
Vice President of Finance and Administration
Check Technology Corporation
12500 Whitewater Drive
Minnetonka, MN.  55343-9420

Dear Paul:

I am pleased to inform you that Norwest Bank Minnesota, N.A. (the "Bank") has approved a committed line of credit (the "Line") in the amount of $2,500,000.00 to be offered to Check Technology Corporation. The availability of the Line is subject to the Borrower's execution of a new promissory note (the "Note") and our mutual execution of this letter agreement. The following terms and conditions shall apply to the Line:

BORROWER          Check Technology Corporation (the "Borrower").

TYPE              Committed revolving line of credit.

AMOUNT            $2,500,000.00

EXPIRATION        March 31, 1997

PRICING Borrowings, if any, will accrue interest at the Bank's base rate, payable monthly. Additional funding choices, at the Borrower's option, will be available at a rate of 1.75% over the available reserve-adjusted LIBOR or CD rate of like maturity at the date of request.

FEE The Borrower will pay a 0.20% per annum fee on the unused portion of the line of credit, payable quarterly in arrears. The Borrower has the option to elect a compensating balance arrangement instead of the fee on the unused portion of the line.

                  The compensating balance arrangement requires that the Borrower maintain, in its primary Norwest depository account, average collected balances of 4% of the unused portion of the line of credit. Please note that the compensating balances are not eligible to receive earnings credit for the purpose of offsetting Bank service charges.

COLLATERAL        Unsecured.

REPORTING         The Borrower agrees to deliver the following information to
REQUIREMENTS      the Bank:



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Mr. Paul Stephenson
March 04, 1996
Page 2


                1. Quarterly financial statements on both a consolidated and consolidating basis, within 55 days of quarter end.

                2. Quarterly financial covenant compliance certificate, within
                   55 days of quarter end.

                3. An annual audited financial statement within 120 days of fiscal year end.

                4. Annual financial projections for the immediately succeeding year, within 120 days of fiscal year end.

                5. Copies of all information and correspondence sent by Borrower to its collective shareholders upon its original distribution.

COVENANTS       The Borrower agrees to comply with the following:

                1. Preserve its corporate existence and, along with all
                   subsidiaries, adequately maintain and insure its properties. Additionally, the Borrower will not, nor will it permit any subsidiary to sell, dispose of, or transfer away any material portion of its assets or properties necessary or desirable for the proper conduct of its business.

                2. All corporate assets, including all subsidiary assets, must be kept free and clear of liens, except for currently existing liens and purchase money security interests.

                3. The Borrower and each of its subsidiaries must refrain from issuing a corporate guaranty or becoming contingently liable in connection with any obligation of any other person or entity.

                4. On a consolidated basis and in accordance with GAAP, the financial performance and condition of the Borrower must remain within the following bounds at all times:

                   a. Minimum funds flow coverage ratio, on a rolling 12 month basis, of 0.30:1.0. The funds flow coverage ratio is defined as net income (independent of unrealized foreign exchange gains or losses) + depreciation + amortization divided by the sum of all short term and long term interest bearing obligations (including capital lease obligations).

                5. Promptly notify the Bank upon knowledge of the occurrence of an event of default hereunder or under the Note.


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Mr. Paul Stephenson
March 04, 1996
Page 3

                6. Supply the Bank with such other information as the Bank may from time to time reasonably request, and permit the Bank to have access to its books, records, properties, and principal officers as it may reasonably request.
CONDITIONS
PRECEDENT       Prior to the making of the first advance under the Line, the
                Borrower shall deliver, at the Bank's request, certified borrowing resolutions and an incumbency certificate, duly executed by the corporate secretary of the Borrower and in form and content acceptable to the Bank. Furthermore, the Bank has the right to not consider any requests for advances under the Line if, as of the date of such request, there exists an event of default under the Note.

DEFAULT The Bank may declare the Line terminated and declare the unpaid principal, accrued interest and all other amounts payable under the Note to be immediately due and payable, if the Borrower fails in the observance or performance of any covenant or agreement contained herein, and continuance for more than 30 days. In addition, the Note contains events of default that are incorporated herein by reference.

If the provisions of this Letter Agreement are acceptable, please sign below and return to me. Please call at 830-8933, if you have any questions.

Sincerely,

/s/  Tracy L. Smith
----------------------

Tracy L. Smith
Assistant Vice President

Accepted By:

CHECK TECHNOLOGY CORPORATION

By:   /s/ Paul Stephenson
      -------------------------------------------------
Its:  Vice President - Finance and Administration
      -------------------------------------------------
Date: March 29, 1996
      -------------------------------------------------



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--------------------------------------------------------------------------------
Original Document on                                   Commercial-Bus/Ag Note
Norwest Banks' Letterhead
--------------------------------------------------------------------------------
Borrower's name                                       Date
Check Technology Corporation                          March 04, 1996
--------------------------------------------------------------------------------
Choose one of the following
/X/ On March 31              , 1997; or
      ----------------------  -----
/ /   ----------------------------- after date, for value received, the undersigned (if more than one,jointly and severally) promise (s) to pay to the order of Norwest Bank Minnesota, National Association
              (the "Bank") at 7900 Xerxes Avenue South
                        Bloomington, Minnesota 55431-2206

or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of

Two Million Five Hundred Thousand and no/100 - - - - - - Dollars ($2,500,000.00
---------------------------------------------------------        ---------------
or so much thereof as is disbursed and remains outstanding hereunder on the due date hereof, as shown by the Bank's liability record or on the reverse side hereof, as the case may be, together with interest (calculated on the basis of actual days elapsed in a __360_____day year) on the unpaid balance hereof from the date hereof until this Note is fully paid, at the following rate:

    / /  an annual rate of ______%
    / / an annual rate equal to ______% above the Base Rate from time to time, each change in the interest rate hereon to become effective on the day the corresponding change in the Base Rate becomes effective;
    / / an annual rate which, for any particular month, shall be _____ % above the Base Rate in effect on the _____ day of the immediately preceding month;
    /X/ an annual rate equal to the variable Base Rate or a fixed rate equal to 1.75% over the available reserve-adjusted LIBOR or CD rate of like maturity at the date of request.


provided, however, that if this Note has a variable rate of interest, the annual rate (i) shall at no time be less than N/A %, and (ii) shall at no time exceed an annual rate, if one be specified: / / of N/A% / / that is N/A % above the discount rate on 90-day commercial paper in effect from time to time at the Federal Reserve Bank of Minneapolis.
and provided further that if the original principal amount hereof is less than $100,000, this Note shall bear the same interest rate after it becomes due as was in effect on such due date. As used herein, "Base Rate" means the rate of interest established by The Bank from time to time as its "base" or "prime" rate; and "due date" means the maturity date hereof (whether it be the stated maturity date or such earlier date by reason of acceleration) or, if this Note is payable upon demand, the date of demand.

    / /  Interest shall be payable at maturity.
    /X/ Interest shall be payable monthly commencing April 30, 1996 and also on demand.

    If interest hereon is not paid when due, or if any other indebtedness of the undersigned to the Bank is not paid when due, or if a garnishment summons or a writ of attachment is issued against or served upon the Bank for attachment of any property of the undersigned in the Bank's possession or any indebtedness owing to the undersigned, or if the holder hereof shall at any time in good faith believe that the prospect of due and punctual payment of this Note is impaired, then, in any such event, the holder hereof may, at its option, declare this Note to be immediately due and payable and thereupon this Note shall be immediately due and payable, together with all unpaid interest accrued hereon, without notice or demand; provided, however, that if this Note is payable on demand, nothing herein contained shall preclude or limit the holder hereof from demanding payment of this Note at any time and for any reason, without notice. If this Note is not paid on the due date, the Bank shall also have the right to set off the indebtedness evidenced by this Note against any indebtedness of Bank to the undersigned. This Note shall also become automatically due and payable (including unpaid interest accrued thereon) without notice or demand should the undersigned die (an individual) or should a petition be filed by or against the undersigned under the United States Bankruptcy code.

    Unless prohibited by law, the undersigned agree(s) to pay all costs of collection, including reasonable attorneys' fees and legal expenses, incurred by the holder hereof in the event this Note is not duly paid. The holder hereof may at any time renew this Note or extend its maturity date for any period and release any security for, or any party to , this Note, all without notice to or consent of and without releasing any accommodation maker, endorser or guarantor from liability on this Note. Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the undersigned and each endorser and guarantor. The undersigned agree(s) that each provision whose box is checked is part of this Note. This Note shall be governed by the substantive laws of the State Of Minnesota, except insofar as the Bank may rely on the laws of the United States to justify the interest rate charged hereunder.

    / /  This Note is secured.    /X/  If this box is checked this Note
                                       evidences a revolving credit facility.
    /X/  This Note is unsecured.

--------------------------------------------------------------------------------
Purpose of loan                   Borrower's name
General Corporate Purposes        Check Technology Corporation
--------------------------------------------------------------------------------
Address                           Signature                Title
12500 Whitewater Drive            X  /S/ Paul Stephenson   V. P. Finance
Minnetonka, MN.  55343-9420


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